[DESCRIPTION] Legal Opinion

	                                R. MICHAEL JACKSON
                                 	Attorney at Law
	                      705 Union Tower, 165 S. Union Boulevard
	                            Lakewood, Colorado 80228


Office: (303)969-0808	     Email: rmichaeljackson@msn.com     Fax:(303)986-5191


January 20, 2000

Uptown Restaurant Group, Inc.
955 East Javelina Ave., Suite 106
Mesa, AZ 85204

	    Re: 	Opinion re Legality of Corporation and Shares

Gentlemen:

I hereby certify that I have examined the following:

     1. The Articles of Incorporation and amendments thereto of the above Corporation on file with the Secretary of State of the State of Colorado;

     2. The Bylaws of the above Corporation as they are presently existing and in force;

     3. The minutes of the meetings of the Board of Directors of the above Corporation containing all of the minutes of said meetings since the inception of the Corporation on February 23, 1996;

     4. The opinion of the Corporation's previous legal counsel, Charles D. Barnett, dated September 15, 1999, opining to certain matters relevant to the Corporation (a copy of which is attached hereto);

     5. The Form 1OSB Registration Statement of the above Corporation to be filed with the Securities and Exchange Commission.

It is my opinion that Uptown Restaurant Group, Inc., is a corporation duly organized and existing under and by virtue of the laws of the State of Colorado, with full power to issue its shares of no par value common stock and its no par value preferred stock. It is my opinion that the Corporation has full power to issue its 31,033,687 shares of authorized but unissued common stock, and to issue its 9,999,000 shares of authorized but unissued preferred stock, and that, when properly issued by the Corporation, countersigned by its transfer agent, sold and delivered to purchasers, the shares will be in the hands of such purchasers, fully paid and nonassessable shares of common stock or preferred stock of the Corporation with the rights, privileges and preferences set forth in the Articles of Incorporation or as set forth in the resolution of the board of directors of the Corporation issuing the preferred stock, as the case may be.

The Corporation currently has outstanding 18,966,313 shares of common stock, and 1,000 shares of Series B Preferred stock, all of which shares are fully paid and nonassessable shares of common stock or preferred stock of the Corporation with the rights, privileges and preferences set forth in the Articles of Incorporation or as set forth in the resolution of the board of directors of the Corporation issuing the preferred stock, as the case may be.

	                                     Yours	truly,

 	                                    R. Michael Jackson